Exhibit 99.1

Energizer Holdings, Inc. Announces Share Repurchase Authorization

New Edgewell Personal Care Executive Team Announces Share Authorization During Presentation to Investors

ST. LOUIS, June 2, 2015 /PRNewswire/ — Energizer Holdings, Inc. (NYSE: ENR) today announced that its Board of Directors has approved a new authorization for the Company to acquire up to 10 million shares of its $.01 par value common stock. This authorization replaces a similar authorization to acquire up to 10 million shares, which was approved by the Board in April 2012, and under which approximately 5 million shares of common stock have been repurchased. This authorization will carry over to Edgewell Personal Care Company after the expected July 1, 2015 spin off of the Household Division.

The executive leadership team of Edgewell Personal Care made the announcement at its Investor kickoff meeting in New York today, where it also presented its long-term financial objectives and its capital allocation plans to investors.

David Hatfield, future Chief Executive Officer of Edgewell Personal Care, said, “Our Board’s decision to authorize this substantial share repurchase underscores our commitment to enhancing value for our shareholders, and we are excited to announce that this commitment will extend to Edgewell Personal Care after the completion of the spin-off.”

Cautionary Statement on Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in Energizer Holdings, Inc.’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2014 and its quarterly reports on Form 10-Q for the quarters ended December 31, 2014 and March 31, 2015 and in Energizer SpinCo, Inc.’s Form 10 Registration Statement, as amended. Neither company assumes any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

About Energizer Holdings, Inc.

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer’s Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men’s and women’s shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer’s Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.

On April 30, 2014, Energizer Holdings announced plans to divide and create two independent, publicly traded companies:

New Household Products (to be named Energizer Holdings, Inc.), a leading consumer products company with annual revenue of approximately $1.8 billion in the fiscal year ending September 30, 2014, offering strong margins and significant cash flows anchored by its two globally recognized battery brands.

New Personal Care (to be Edgewell Personal Care Company): a leading pure-play personal care company with annual revenue of approximately $2.6 billion in the fiscal year ending September 30, 2014, offering top-line growth and capital return through a large portfolio of global brands with #1 or #2 positions in their categories.

CONTACT: Jacqueline E. Burwitz, Vice President, Investor Relations – Energizer Holdings, Inc., 314-985-2169; Chris Gough, Vice President, Investor Relations – Edgewell Personal Care, 203-944-5706.